The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286



December 20, 2007
Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

RE:American Depositary Shares evidenced by
the American Depositary Receipts for Ordinary
Shares, nominal value GBP 0.05 each of Senetek
Plc (F-6 File No.:   3371618)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts
(ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in nominal value of the Senetek Plc
Ordinary Shares from GBP 0.05 to GBP 0.04 per share.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Senetek Plc.

The Prospectus has been revised to reflect the new nominal value and has been overstamped with:

Effective December 10, 2007, the nominal value is GBP 0.40 per Ordinary Share

Please contact me with any questions or
comments at (212) 815 8257.

Sincerely,


Robert Goad
Vice President
212-815-8257
rgoad@bankofny.com
675934-1